Exhibit 10.10

NOTE AGREEMENT

$_________	Houston, Texas	January 31, 2014

1.                   For value received, BROWN BOOK SHOP, INC (“Maker”), promises to pay to the order of _________________ (“Lender”), the sum of _______________ DOLLARS ($________), in legal and lawful money of the United States of America, together with interest thereon at the rate of eight percent (8%) per annum. Interest on the unpaid principal balance shall accrue from the date hereof. Interest will be calculated on the basis of a 365-day year and actual number of days elapsed. The note is due on February 1, 2019.

2.                   Maker understands that Lender may transfer this Note Agreement. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under the Note is called the “Note Holder.”

3.                   Payments will be made as follows: $_____ per month, including principal and interest, for 59 months, commencing on March 1, 2014, and a final payment of $_____.

4.                   Maker shall be in default under this Note if any interest or principal payment required under this Note is not paid when due, and such default is not cured within ten (10) business days after receipt of notice of such late payment, in which case the Lender may declare all sums due under this Note to be immediately due and payable, and may exercise any and all available remedies.

5.                   Even if, at a time when Maker is in default, the Note Holder does not require Maker to pay immediately in full as described above, the Note Holder will still have the right to do so if Maker is in default at a later time.

6.                   It is the intention of the parties hereto to comply with the usury laws applicable to this Note; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note or in any of the documents securing payment hereof, if any, no such provision shall require the payment or permit the collection of interest in excess of the maximum rate permitted by law. If any excess of interest is provided for, contracted for, charged for, or received or adjudicated to be provided for, or received, then the provisions of this paragraph shall govern and control, and neither Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder’s option, either (1) applied as credit against the then unpaid principal amount hereof or (2) refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as they are now or subsequently construed by the courts of the State of Texas.

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7.                   If this Note is not paid at Maturity, regardless of how the Maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy, or any other judicial proceedings, or is placed in the hands of an attorney for collection, Maker shall pay, in addition to all other amounts owing under this Note, all actual expenses of collection, all court costs, and reasonable attorney’s fees incurred by Lender.

8.                   Unless applicable law requires a different method, any notice that must be given to Maker under the Note will be given by delivering it or by mailing it First Class mail to Maker at the address provided by Maker. Maker must give notice to Note Holder of a change of address in writing.

The address of Note Holder is:

_______________

_______________

_______________

The address of Maker is:

Brown Book Shop, Inc.

1517 San Jacinto

Houston, Texas 77002

9.                   This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. In the event that any provision contained in this Note conflicts with applicable law, such conflict shall not affect the other provisions of this Note that can be given effect without the conflicting provisions. To this end, the provisions of this Note are declared to be severable.

10.               This Note shall be governed by the laws of the State of Texas. Any action brought by either party against the other party to enforce or interpret this Note shall be brought in an appropriate court in Houston, Harris County, Texas.

MAKER:	LENDER:

BROWN BOOK SHOP, INC.	______________________

By: __________________________	By: __________________________
Name: Steven M. Plumb, CPA	Name: _____________________
Title: Chief Financial Officer	Title: ______________________

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